Exhibit 11.
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                                 Pennsylvania Commerce Bancorp, Inc.
                                 Computation of Net Income Per Share
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                                 For the Quarter Ended June 30, 2002
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                                                        Income           Shares        Per Share
                                                                                         Amount
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
Basic Earnings Per Share:
Net income                                               $1,347,000
Preferred stock dividends                                  (20,000)
                                                           --------
Income available to common stockholders                   1,327,000         1,965,053        $0.68
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Effect of Dilutive Securities:
Stock Options                                                                 218,447
                                                                              -------
Diluted Earnings Per Share:
Income available to common stockholders plus
assumed conversions                                      $1,327,000         2,183,500        $0.61
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                              For the Six Months Ended June 30, 2002
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                                                        Income           Shares        Per Share
                                                                                         Amount
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Basic Earnings Per Share:
Net income                                               $2,637,000
Preferred stock dividends                                  (40,000)
                                                           --------
Income available to common stockholders                   2,597,000         1,928,211        $1.35
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Effect of Dilutive Securities:
Stock Options                                                                 202,120
                                                                              -------
Diluted Earnings Per Share:
Income available to common stockholders plus
assumed conversions                                      $2,597,000         2,130,331        $1.21
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                               For the Quarter Ended June 30, 2001
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                                                        Income           Shares        Per Share
                                                                                         Amount
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Basic Earnings Per Share:
Net income                                               $1,068,000
Preferred stock dividends                                  (20,000)
                                                           --------
Income available to common stockholders                   1,048,000         1,849,605        $0.56
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Effect of Dilutive Securities:
Stock Options                                                                 200,010
                                                                              -------
Diluted Earnings Per Share:
Income available to common stockholders plus
assumed conversions                                      $1,048,000         2,049,615        $0.51
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                              For the Six Months Ended June 30, 2001
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                                                        Income           Shares        Per Share
                                                                                         Amount
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Basic Earnings Per Share:
Net income                                               $1,991,000
Preferred stock dividends                                  (40,000)
                                                           --------
Income available to common stockholders                   1,951,000         1,846,909        $1.05
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Effect of Dilutive Securities:
Stock Options                                                                 192,948
                                                                              -------
Diluted Earnings Per Share:
Income available to common stockholders plus
assumed conversions                                      $1,951,000         2,039,857        $0.96
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